Exhibit 99.1

From Targeted Science to Better Healthcare
One Gateway Center, Suite 702, Newton, MA 02458 USA
NEWS
FOR IMMEDIATE RELEASE
Clinical Data, Inc. Raises $47 Million in Public Offering of
Common Stock
NEWTON, Mass. — October 28, 2009 — Clinical Data, Inc. (NASDAQ: CLDA) today announced that it has raised gross proceeds of $47.4 million through the public offering of 2,750,000 newly issued shares of its common stock at a price of $17.25 per share. All of the shares are being offered by Clinical Data, Inc. The underwriters have an option to purchase up to an additional 412,500 shares to cover over-allotments which, if purchased, would result in total gross proceeds to the Company of $54.6 million. The offering is expected to close no later than November 2, 2009, subject to the satisfaction of customary closing conditions.
Piper Jaffray & Co. is acting as the sole book running manager, with Wedbush PacGrow Life Sciences, Roth Capital Partners and BMO Capital Markets as co-managers in the offering. The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from the Securities and Exchange Commission at http://www.sec.gov, or from Piper Jaffray & Co. at 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
About Clinical Data, Inc.
Clinical Data develops first-in-class and best-in-category therapeutics. The Company is advancing its late-stage drug candidates for central nervous system disorders and cardiovascular diseases, to be followed by promising drug candidates in major therapeutic areas including oncology and inflammatory diseases. Clinical Data plans to differentiate its therapeutics by combining its drug development and biomarker expertise to develop products with enhanced efficacy and tolerability, improving patient health and reducing costs. To learn more, please visit the Company’s website at www.clda.com.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains certain forward-looking information and statements that are intended to be covered by the safe harbor for forward looking statements provided by the Private

Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about our expectations regarding our fund raising efforts, including the closing of the current public offering, financial condition, operations, capabilities, development activities, and future financial performance, results and objectives; and all other statements regarding future performance. All such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to, our ability to satisfy all required closing conditions of the offering, our ability to obtain additional capital to support our planned operations and financial obligations; risks related to whether our late-stage therapeutic products will advance further in the clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration and equivalent foreign regulatory agencies and for which indications; whether our late-stage therapeutic products will be successfully marketed if approved; the development of and our ability to take advantage of the market for pharmacogenetic and biomarker products and services; and those risks identified and discussed by Clinical Data in its filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements that speak only as of the date hereof. Clinical Data does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Clinical Data’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended March 31, 2009, Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, and Current Reports on Form 8-K filed from time to time by the Company.
CONTACT INFORMATION:
Theresa McNeely
Vice President
Corporate Communications
Clinical Data, Inc.
617-527-9933 x3373
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